Rose, Snyder & Jacobs LLP
ACCOUNTANTS & ADVISORS

March 20, 2018

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on March 20, 2018, to be filed by our former client, Catasys, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP
Encino, California

15821 Ventura Boulevard, Suite 490, Encino, California 91436
Phone: (818) 461-0600 • Fax: (818) 461-0610